                                                                   Exhibit 10.11

                       Redline Performance Products, Inc.
                                2520 Fortune Way
                             Vista, California 92083



March 1, 2001



GunnAllen Financial, Inc.
1715 North Westshore Blvd., Suite 700
Tampa, Florida 33607

Gentlemen:

       Redline Performance Products, Inc., a company incorporated under the laws of the State of Minnesota (the "Company"), hereby confirms its agreement with GunnAllen Financial, Inc. (the "Placement Agent") as follows:

       1. Description of Transaction. The Company will offer (the "Offering") for sale to a limited number of persons meeting certain criteria for "accredited investor" status (as more fully described in a Confidential Private Offering Memorandum and the exhibits and other attachments annexed thereto (collectively, the "Memorandum")) to be approved by the Placement Agent, up to one hundred
(100) units, subject to the sale of up to an additional twenty-two (22) units (the "Units"), each consisting of twenty thousand (20,000) shares of the Company's Series A Preferred Stock (the "Shares"), at a purchase price of $1.25 per Share and a warrant which expires at the close of business on June 30, 2002 (the "Warrants") to purchase five thousand (5,000) shares of the Company's common stock at an exercise price of $1.50 per share, with a minimum purchase of one (1) Unit ($30,000). The Placement Agent shall have the right to accept less than the minimum one (1) Unit at its option. The purchase price of each Unit shall be allocated $25,000 for the Shares and $5,000 for the Warrant. The Units are more fully described in the Memorandum. Capitalized words not defined herein shall have the meaning set forth in the Memorandum. The Company may accept subscriptions for Units at its discretion.

       Additionally, the Company hereby authorizes the Placement Agent to solicit qualified institutional investors (the "Institutional Placement") regarding a potential investment or loan in the amount of up to five million dollars ($5,000,000). The terms of any investment or loan in the Institutional Placement are subject to the Company's prior approval and to the Company and the Agent entering into a supplemental agency agreement or an amendment to this Agency Agreement pertaining to the Institutional Placement.

       The Placement Agent shall be entitled to engage sub-agents in connection with the Offering, and their compensation shall be included as part of and not in addition to the compensation provided for the Placement Agent herein. Any such sub-agent shall be bound by the terms of this Agreement.

       2. Appointment of the Placement Agent. The Company hereby appoints the Placement Agent as its exclusive agent to offer and sell the Units on a "best efforts, any or all" basis to accredited investors, as set forth in Section 3 below. The Placement Agent, on the basis of the representations, warranties, covenants and agreements of the Company, and subject to the conditions contained herein,

GunnAllen Financial, Inc.
March 1, 2001
Page 2

accepts such appointment and agrees to use its best efforts to sell the Units. It is understood that the Placement Agent has no commitment to sell the Units other than to use its best efforts.

       3. Purchase, Sale and Delivery of Units. On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the parties agree that:

              a. Regulation D Offering. Neither the offer nor the sale of the Units has been or will be registered with the Securities and Exchange Commission ("SEC"). The Units will be offered and sold in reliance upon the exemption from registration provided by Rule 506 under Regulation D ("Reg D") adopted under the Securities Act of 1933, as amended (the "Act"), will only be sold to "accredited investors" as such term is defined under Reg D ("Accredited Investors") and will be made within the limitations of Rules 502(c) and (d); the Units will be offered for sale only in states in which the Units have been qualified or registered for sale or are exempt from such qualification or registration; and the Company will provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent and Company deem necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with applicable state and federal statutes and regulations.

              b. Subscription for Units. Subscription for Units shall occur by execution and delivery by the subscriber (the "Subscriber") of a Subscription Agreement (the "Subscription Agreement") in the form annexed as a part of the Memorandum together with such other documents and instruments as are set forth in the Memorandum (the "Subscription Documents").

              c. Receipt of Funds. Each Subscriber for the Units shall deliver to the Placement Agent a check payable to "Redline Performance Products, Inc." or shall wire transfer funds to the Placement Agent, in respect of the purchase price of the Units subscribed for, in accordance with the instructions of the Placement Agent, which funds shall be held without interest by the Placement Agent until the Company has accepted and approved the Subscriber's Subscription Agreement, after which, the funds shall be immediately available for use by the Company.

              d. Closing; Termination of Offering. An initial closing of the Offering (the "Initial Closing") may occur after one or more Subscription Agreements for (and funds in respect of the purchase price of) any Units are received and accepted by the Placement Agent or the Company and such Subscription Agreements are approved by the Company. Thereafter, the Offering may continue, up to a maximum (including the Units sold in connection with the Initial Closing) of 122 Units. All such sales must be completed not later than the close of business on June 30, 2001 (or such later date not to exceed two 30 day extensions as is mutually agreed to by the Company and the Placement Agent). The date on which the Initial Closing occurs is hereinafter referred to as the "Initial Closing Date;" the date or dates on which the subsequent closing or closings occur are hereinafter referred to as the "Additional Closing Date;" and the Initial Closing Date and Additional Closing Date(s) are sometimes hereinafter referred to collectively as the "Closing Date," the last of which shall be referred to herein as the "Final Closing Date." On each Closing Date the Company shall deliver to the Placement Agent, on behalf of the Subscribers, the certificates representing the Shares and Warrants being purchased by the Subscribers on such Closing Date pursuant to Section 1 of this Agreement, against payment therefore, and a check or wire transfer in payment of the amounts set forth in Section 4 below. In the event of termination of the Offering contemplated herein, this Agreement, other

GunnAllen Financial, Inc.
March 1, 2001
Page 3

       than Sections 9 and 10 hereof, shall be automatically terminated and neither party shall have any further obligation to the other party under this Agreement other than as expressly set forth in this Agreement.

       4. Compensation of Placement Agent. As compensation for its services rendered as Placement Agent under this Agreement, the Placement Agent shall receive the following compensation:

              a. A sales commission equal to ten percent (10%) and reimbursement of out-of-pocket expenses not to exceed three percent (3%) for actual expenses incurred in connection with the Offering (of which $12,500 shall be paid in advance on the execution of this Agreement) of the aggregate Gross Proceeds (as hereinafter defined) of the Units sold by the Company (such Units referred to hereinafter as the "Placed Units"), payable by check or wire transfer from the Company on each Closing Date. "Gross Proceeds" is defined as the total price paid by Subscribers for the Units.

              b. A sales commission equal to five percent (5%) and reimbursement of out-of-pocket expenses not to exceed two percent (2%) for actual expenses incurred in connection with the Institutional Placement.

              c. The Placement Agent shall be granted a performance warrant (the "Agent Warrant") to purchase shares of the Company's common stock at an exercise price of $1.50 per share. The number of shares subject to the Agent Warrant will equal: (i) ten percent (10%) of the total number of Shares sold in the Offering on an as-converted (or as-exercised) to common basis, not to exceed 200,000 shares, and (ii) five percent (5%) of the total number of shares sold (or number of shares on an as converted basis if in the form of convertible securities) in the Institutional Placement . The Agent Warrant will have a term of four (4) years and is exercisable beginning one year from the date of issuance (which shall be the Final Closing Date). The Agent Warrant will contain standard antidilution protection and registration provisions, including "piggyback" and "demand" registration rights on the same terms contained in the Warrants, and in addition shall contain a provision for "cashless exercise."

       5. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent that:

              a. Memorandum. The Company shall prepare the Memorandum, which may be supplemented from time to time and approved by the Placement Agent. The Memorandum shall contain information, accurate as of the date specified therein, of the general kind specified by applicable statutes and regulations, including without limitation:

              i.     Terms of the Offering;

              ii.    A description of the Units;

              iii.   A description of the business conducted by the Company;

              iv.    The financial condition of the Company;

              v.     Past material activities of the Company;

              vi. Commissions and compensation to be paid to the Placement Agent in connection with the Offering;

              vii. Disclosure of material contracts, agreements or other business arrangements, which affect or are related to the business conducted and to be conducted by the Company;

GunnAllen Financial, Inc.
March 1, 2001
Page 4

              viii. Information regarding the Company, its management, material obligations, liabilities, any pending or threatened lawsuits or proceedings, and recent material adverse changes in its financial condition; and

              ix. Any appropriate legends and such other information or material as the Placement Agent may deem necessary or desirable to be included therein.

              The Memorandum, including all exhibits thereto, as of its date and at all times subsequent thereto up to and including the Final Closing Date, does not (as of the date hereof) and will not (as of any such subsequent date) include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

              b. Additional Information. The Company has provided, and shall provide to the Placement Agent, such information, documents and instruments as may be reasonably requested in order to comply with
       Section 4(2) of the Act and Reg D for an offer made to Accredited Investors.

              c. Organization; Good Standing. The Company is a corporation duly incorporated and validly existing under the laws of the State of Minnesota, with requisite corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Memorandum. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company.

              d. Governmental Authority. Except for the filing of Form D under the Act and other than as may be required under applicable state securities or Blue Sky laws, no permit, authorization, approval, consent, order, registration, certification or license (collectively, "Permits") of any court or governmental agency or body, domestic or foreign, is required for the valid authorization, issuance, sale and delivery (in the manner contemplated hereby and by the Memorandum) of the Units or the Agent Warrant to the Placement Agent and/or the Subscribers and the consummation by the Company of the transactions contemplated by this Agreement, the Units, the Agent Warrant and the Subscription Agreements in the form annexed as part of the Memorandum.

              e. Corporate Authorization. The Company has the requisite corporate power and authority, to execute, deliver and perform this Agreement, the Subscription Agreements, the Units, and the Agent Warrant (such Subscription Agreements, Registration Rights Agreements, Units, and Agent Warrant hereinafter referred to collectively as the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement and the Transaction Documents and the issuance and sale of the Units, have been duly authorized by all necessary corporate action, and each of this Agreement and the Transaction Documents has been or will be as applicable, duly executed and delivered by the Company. Each of this Agreement and the Transaction Documents, when executed by the parties thereto, is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the

GunnAllen Financial, Inc.
March 1, 2001
Page 5

       indemnification and contribution provisions set forth thereunder and hereunder may be limited by the federal securities laws of the United States or public policy relating thereto. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company, the consummation by the Company of the transactions herein and therein contemplated in the manner described by the Memorandum and the compliance by the Company with the terms of this Agreement and the Transaction Documents, do not, and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of the Articles of Incorporation or Bylaws of the Company; or (ii) to the Company's knowledge, violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

              f. Capitalization. The Company had, at the date or dates indicated in the Memorandum, a duly authorized and outstanding capitalization as set forth in the Memorandum. The outstanding Common Shares and outstanding options and warrants to acquire Common Shares have been duly authorized and validly issued. All such outstanding Common Shares are fully paid and nonassessable. The outstanding options and warrants to acquire Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of such outstanding Common Shares or options or warrants to acquire Common Shares have been issued in violation of the preemptive rights of any security holder of the Company. None of the holders of such outstanding Common Shares is subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding Common Shares and outstanding options and warrants to acquire Common Shares were at all relevant times either registered under the applicable securities laws of the United States and the applicable state securities or Blue Sky laws, or exempt from such registration requirements. The authorized Common Shares and outstanding options and warrants to acquire Common Shares conform in all material respects to the descriptions thereof contained in the Memorandum. Except as set forth in the Memorandum, on the Closing Date there will be no outstanding options or warrants for the purchase of, or other outstanding rights to acquire Common Shares or securities convertible into Common Shares.

              g. Authorization of Shares, Warrants and Other Securities. The issuance and sale of the Units and the Agent Warrant have been duly authorized. The issuance of the Units and Agent Warrant under the circumstances described in, and pursuant to the terms of, the Memorandum have been duly authorized and, when issued and delivered in accordance with the provisions of the Memorandum, the Subscription Agreements, the Units and the Agent Warrant, will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders.

              h. Reg D Qualification; Offering Documents. The Memorandum and related documents (the "Offering Documents") conform in all material respects with the requirements of Section 4(2) of the Securities Act and Reg D promulgated thereunder.

              i. Finder's Fee. Other than any payments to the Placement Agent hereunder, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

              Any certificate signed by an officer of the Company and delivered to the Placement Agent, or to counsel for the Placement Agent, shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

GunnAllen Financial, Inc.
March 1, 2001
Page 6

              j. Right of First Refusal. For a period of two (2) years following the successful closing of at least $2 million in the Offering or in the Institutional Placement, the Placement Agent shall have a right of first refusal to sell for the account of the Company, if the Company engages an agent or underwriter in such transaction, any equity or debt securities with respect to which the Company may seek a public offering up to $10 million for cash or private offering up to $5 million for cash, if the Placement Agent agrees to sell such securities on substantially the same terms and conditions as offered by another broker/dealer, including number of shares or aggregate principal amount, price per security, sales commission and method of distribution (e.g. firm commitment underwriting or best efforts). Upon effectiveness of the foregoing right of first refusal, all prior rights of first refusal, rights of first offer or similar rights provided by the Company shall immediately terminate. The right of first refusal described in this paragraph terminates upon the earliest of (i) the execution by the Company of an agreement with a licensed agent or underwriter regarding a private financing in excess of $5 million or a public financing in excess of $10 million; (ii) Placement Agent's failure to exercise its right of first refusal with respect to any financing transaction in which it has a right of first refusal; (iii) the Company registers a class of securities under the Securities Exchange Act of 1934; and (iv) the Company raises at least $5 million in debt or equity financing without the assistance of any licensed agent or underwriter. If the Company proceeds with another broker-dealer in a private financing transaction in excess of $5 million or in a public financing transaction in excess of $10 million during the two (2) year period beginning on the date referenced above, the Company will use reasonable efforts to provide the Placement Agent the right to participate as a selling group member to place up to ten percent (10%) of the offering.

       6. Covenants.

              a. Memorandum. The Company will furnish the Placement Agent, without charge, during the Offering, as many copies of the Memorandum (and any amended or supplemental Memorandum) as the Placement Agent may reasonably request. If during the offering period any event occurs as the result of which the Memorandum, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made in light of the circumstances in which they were made not misleading, or if it shall be necessary to amend or supplement the Memorandum to comply with applicable law, the Company will forthwith notify the Placement Agent thereof, and furnish to the Placement Agent in such quantities as may be reasonably requested, an amendment or amended or supplemented Memorandum which corrects such statements or omissions or causes the Memorandum to comply with applicable law.

              b. Blue Sky Filings. The Company will file all documents required by federal and state blue sky laws in connection with the Offering and shall provide Placement Agent with copies of the same.

              c. Use of Proceeds. The Company will use the proceeds from the sale contemplated herein only for the purposes described in the Memorandum. Through and including June 30, 2002, the Company agrees to furnish the Placement Agent monthly statements of income and cash flow specifically indicating the use of proceeds. The Placement Agent acknowledges and agrees that such information is of a confidential nature and agrees not to disclose such information to any person without the prior consent of the Company.

GunnAllen Financial, Inc.
March 1, 2001
Page 7


              d. Benefit Plan Approval. The Company will use its reasonable best efforts to execute all documents necessary, as recommended by the Placement Agent, to make this offering eligible for benefit plans including IRA's, Pension and Profit Sharing Plans, etc.

              e. Business Plan. The Company shall prepare and furnish the Placement Agent an updated business plan and annual budget approved by the Company's Board of Directors, including a detailed use of proceeds raised in the Offering. This plan shall be updated quarterly. Within 30 days after each year end, the Company shall prepare and furnish the Placement Agent a budget and business plan for the next fiscal year, prepared monthly, including balance sheets and sources and applications of funds, statements for such months, and as soon as prepared any other budgets or revised budgets prepared by the Company. The Placement Agent acknowledges and agrees that such information is of a confidential nature and agrees not to disclose such information to any person without the prior consent of the Company.

              f. Board Meetings. Commencing as of the date of effectiveness of this agreement and until the earlier of (i) the date three (3) years from the date of the Final Closing and (ii) the date on which the Placement Agent's right of first refusal described in Section 5.j. is terminated, the Placement Agent may designate a representative of the Placement Agent to attend meetings of the Company's Board of Directors. Attendance at any such meeting of the Board of Directors is subject to execution and delivery by such representative of a nondisclosure agreement in a form acceptable to the Company.

              g. Reg D Compliance. The Company will comply in all respects with the terms and conditions of Reg D and applicable state securities laws with respect to the Offering and the sale of the Units only to Accredited Investors.

       7. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to, and agrees with, the Company that:

              a. No General Solicitation. No form of general solicitation or general advertising has been or will be used by the Placement Agent or any of its sub-agents, affiliates or representatives in connection with the offer and sale of any of the Units or securities in the Institutional Placement, including, but not limited to, articles, notices or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              b. Accredited Investors Only. In connection with the sale of the Units, the Placement Agent and its sub-agents will solicit offers to buy the Units only from, and will offer to sell the Units only to, Accredited Investors.

              c. Delivery of Memorandum. Prior to the sale by the Company to any purchaser of any of the Units pursuant hereto, the Placement Agent and its sub-agents will furnish to such purchaser a copy of the Memorandum (and any amendment thereof or supplement thereto that the Company shall have furnished to the Placement Agent prior to the date of such sale). The Placement Agent and its sub-agents will not utilize any sales materials other than the Memorandum and will not make any statements concerning the Company other than information contained in the Memorandum, unless prior written approval is obtained from the Company and its legal counsel and copies of such materials are delivered to the Company and its legal counsel.

GunnAllen Financial, Inc.
March 1, 2001
Page 8

              d. Licensure. The Placement Agent is, and any sub-agents will be, licensed as broker-dealers, authorized to conduct offerings of the sort contemplated hereby by the Securities and Exchange Commission and the blue sky authorities of each other state in which the Units will be offered. The Placement Agent and its sub-agents are members in good standing of the National Association of Securities Dealers, Inc. and to the Placement Agent's knowledge, no proceedings are pending or threatened to revoke or limit any such status of the Placement Agent or any sub-agent.

              e. Compliance. The Placement Agent and its sub-agents will comply with the provisions of the Act, the Exchange Act and the respective rules and regulations thereunder in connection with the Offering and the Institutional Placement.

              f. Sub-agents. The Placement Agent will use its best efforts to ensure that all sub-agents are in compliance with the above representations.

              g. Reliance on Representations. The Company and, for purposes of the opinions that may be delivered to the Placement Agent pursuant to this Agreement, counsel to the Company will rely upon the accuracy and truth of the foregoing representations and the Placement Agent hereby consents to such reliance.

       8. Indemnification and Contribution.

              a. Indemnification by the Company. In connection with the Offering and sale of the Units by the Placement Agent, the Company shall indemnify, save, defend, and hold the Placement Agent and its officers, directors, employees, agents, and each person, if any, who controls the Placement Agent (within the meaning of either the Act or the 1934 Act) harmless from and against any and all losses, claims, damages, demands, expenses, and liabilities, including but not limited to interest, penalties, court costs, and attorneys' fees (collectively, "Losses"), arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum, or
       (B) in any Blue Sky Application, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use with reference to the Placement Agent in the preparation of the Memorandum or any such Blue Sky Application, or (ii) the omission or alleged omission to state in the Memorandum or in any Blue Sky Application a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information supplied to the Company by or on behalf of the Placement Agent expressly for use in the Memorandum (or any amendment or supplement thereto).

              b. Indemnification by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act against any Losses, to which the Company or such persons may become subject, under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Memorandum or in any Blue Sky Application a

GunnAllen Financial, Inc.
March 1, 2001
Page 9


       material fact required to be stated therein or necessary in order to make the statements therein not misleading, but, with respect to clause (i) or
       (ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use with reference to the Placement Agent in the preparation of the Memorandum or any such Blue Sky Application, or (iii) any unauthorized verbal or written representation in connection with the Offering and sale of the Units made by the Placement Agent, its agents, employees, or affiliates; any act by or on behalf of the Placement Agent or its agents, employees, or affiliates in connection with the Offering and sale of the Units and in violation of the Securities Laws or rules and regulations thereunder.

              c. Claims for Indemnification. The indemnified party shall give prompt notice to the indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, and the Company shall have the right to assume the defense of any action against the Placement Agent for which indemnity is sought. The indemnified party may participate at its own expense in the defense of such action. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

              d. Contribution. In connection with the Offering, if the indemnification provided for in Sections 8.a or 8.b hereof is unenforceable although applicable in accordance with its terms, then the parties agree that, in order to provide for just and equitable contribution, they each shall contribute to the aggregate Losses contemplated by such indemnity agreement incurred by each of them in an amount bearing the same proportionate relationship to the total amount of such Losses as the net proceeds from the Offering in the case of the Company, or the aggregate total of all commissions and fees in the case of the Placement Agent, bears to the total gross proceeds from the Offering; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8.d, each person, if any, who controls an unindemnified party or the Company within the meaning of either the Act or the 1934 Act shall have the same right to contribution as the indemnified party.


       9. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company and of the Placement Agent herein will survive the delivery and execution hereof and the Closings hereunder, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any person who controls the Placement Agent within the meaning of the Act, or by the Company or any person who controls the Company within the meaning of the Act, and will survive delivery of the securities constituting the Shares hereunder and any termination of this Agreement.

       10. Termination. The Placement Agent will have the right to terminate this Agreement by giving written notice as herein specified, at any time, at or prior to the Initial Closing Date:

              a. If the Company shall have failed, refused, or been unable at or prior to the date of termination of this Agreement, to perform any of its material obligations hereunder; or

GunnAllen Financial, Inc.
March 1, 2001
Page 10


              b. There has occurred an event, which materially and adversely affects the value of the Units (or any components thereof) or otherwise renders the purchase of such Units inadvisable.

       If the Placement Agent elects to terminate this Agreement pursuant to any of subsections (a) or (b) of this Section 10, the Company will be notified promptly by telephone or telecopier, and such notification will be confirmed by notice as provided for in Section 11 hereof.

       This Agreement shall automatically terminate on June 30, 2001, subject to extension by mutual agreement of the Company and the Placement Agent for up to two thirty (30) day periods.

       Notwithstanding the foregoing, nothing contained in this Section 10 shall imply that the Placement Agent has undertaken any commitment to sell the Units other than to use its best efforts.

       11. Notices. Any notice hereunder shall be in writing and shall be effective only upon receipt (including confirmed receipt of facsimile transmission) and shall be delivered in person, sent by telecopier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses: if to the Placement Agent, to GunnAllen Financial, Inc., 1715 North Westshore Blvd., Suite 700, Tampa, Florida 33607, Attention: Richard Frueh (telecopier no. 813-282-1275); if to the Company, to Redline Performance Products, Inc., 2520 Fortune Way, Vista, California 92083, Attention: President (telecopier no. 760-598-0167) or, in each case, to such other address as the parties may hereinafter designate by like notice.

       12. Parties. This Agreement will inure to the benefit of and be binding upon the Placement Agent, the Company and their respective successors and assigns. This Agreement is intended to be, and is for the sole and exclusive benefit of the parties hereto and the persons described in subsections 8(a) and 8(b) hereof, and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement. No purchaser of any of the Units will be construed as successor or assign merely by reason of such purchase.

       13. Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

       14. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

       15. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

       16. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

GunnAllen Financial, Inc.
March 1, 2001
Page 11


       17. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understanding relating to the Offering are superseded hereby. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referred to herein.

       18. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

       19. Governing Law, Jurisdiction and Venue. This Agreement will be deemed to have been made and delivered in the State of Florida and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in Florida State Court, County of Hillsborough, or in the United States District Court for the Middle District of Florida, Tampa Division (collectively, the "Florida Courts") (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Florida Courts in any such suit, action or proceeding.

       20. Company Approval. This Agreement is subject to, and will not become effective until, the Company's Board of Directors has authorized the transactions described herein and the execution of this Agreement.

       If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose, whereupon this letter will constitute a binding agreement between us.

REDLINE PERFORMANCE PRODUCTS, INC.



By:  /s/ Kent Harle
     --------------------------------------
     Name:  Kent Harle
     Title:    President and Chief Executive Officer


CONFIRMED AND ACCEPTED:

GUNNALLEN FINANCIAL, INC.



By:  /s/ Richard A. Frueh
     --------------------------------------
     Name:  Richard A. Frueh
            -------------------------------
     Title:  CEO
             ------------------------------

                       Redline Performance Products, Inc.
                                2520 Fortune Way
                                 Vista, CA 92083



June 28, 2001



GunnAllen Financial, Inc.
1715 North Westshore Boulevard., Suite 700
Tampa, Florida  33607

Gentlemen:

         As you know, Redline and GunnAllen have entered into an agency agreement dated March 1, 2001 (the "Agreement") pursuant to which GunnAllen is acting as Redline's agent in the sale of units of preferred stock and warrants in the Offering, as that term is defined in the Agreement. To date, GunnAllen has raised approximately $600,000 of the $3,000,000 proposed maximum proceeds of the Offering. Redline and GunnAllen acknowledge that Redline's aggregate debt and equity financing needs are approximately $7,000,000.

         We have discussed the positive developments that have taken place at Redline over the past several months, and of the need for representatives of GunnAllen and Redline to increase their collective efforts to raise the capital needed by Redline to produce and sell snowmobiles this year. Significant progress has been made. Redline and GunnAllen will continue to use their best efforts to identify and close persons willing to invest in Redline. Redline and GunnAllen understand and agree that persons who desire to provide large amounts of capital and are identified by representatives of Redline will likely not be willing to invest in the current Offering, will negotiate their own loan or investment transactions outside the terms of the current Offering, and will be unwilling to pay any compensation to GunnAllen. In addition, such persons or others identified by Redline may require compensation for making introductions or otherwise assisting Redline in raising capital.

         Redline will continue to refer leads of investors seeking to invest $200,000 or less to GunnAllen, but will independently negotiate the terms of any investment in excess of $200,000. GunnAllen understands and agrees that unless persons identified by Redline seeking to make loans to or to invest in Redline in amounts in excess of $200,000 are identified by GunnAllen, GunnAllen will not receive any compensation upon the completion of any investment or loan by any such person. GunnAllen also understands and agrees that Redline may engage one or more persons to identify and close investment or loan transactions, and that such persons will receive compensation to do so which may be similar to GunnAllen's compensation described in the Agreement. GunnAllen and Redline agree that the foregoing are necessary to meet Redline's financing needs.

         The Agreement and the Offering, by their terms, expire on June 30, 2001. Redline and GunnAllen are committed to their collective capital-raising efforts and agree to extend the term of the Agreement and of the Offering, through and including July 30, 2001. This letter amends the terms of the Agreement and will be referred to as amendment number one to the Agreement.



/s/ Kent Harle
--------------------------------------------
Kent Harle, President
Redline:  Redline Performance Products, Inc.



Agreed to and accepted:

GunnAllen:  GunnAllen Financial, Inc.

By:  /s/ Howard A. Davis
     ---------------------------------------
Its:  Executive Vice President
      --------------------------------------


                                       2.

                       Redline Performance Products, Inc.
                                2520 Fortune Way
                                 Vista, CA 92083



July 30, 2001



GunnAllen Financial, Inc.
1715 North Westshore Boulevard., Suite 700
Tampa, Florida 33607

Gentlemen:

         As you know, Redline and GunnAllen have entered into an agency agreement dated March 1, 2001, as amended, (the "Agreement") pursuant to which GunnAllen is acting as Redline's agent in the sale of units of preferred stock and warrants in the Offering, as that term is defined in the Agreement, pursuant to a Confidential Private Placement Memorandum dated March 20, 2001 (the "Memorandum"). The Memorandum provides that the Offering will terminate on the date 90 days from the date of the Memorandum (which was on June 18, 2001), subject to up to two 30-day extensions. Redline and GunnAllen previously agreed to extend the term of the Offering and the Agreement through and including July 30, 2001. Redline and GunnAllen are committed to their collective capital-raising efforts and, as permitted in the Agreement, agree to extend the term of the Agreement and of the Offering, through and including August 17, 2001 (the date 150 days from the date of the Memorandum). This letter amends the terms of the Agreement and will be referred to as amendment number two to the Agreement.



/s/ Kent Harle
--------------------------------------------
Kent Harle, President
Redline:  Redline Performance Products, Inc.



Agreed to and accepted:

GunnAllen:  GunnAllen Financial, Inc.

By: /s/ Howard Davis
    ----------------------------------------
  Its:  Executive V.P.
       -------------------------------------

                       Redline Performance Products, Inc.
                                2520 Fortune Way
                                 Vista, CA 92083



August __, 2001



GunnAllen Financial, Inc.
1715 North Westshore Boulevard., Suite 700
Tampa, Florida 33607

Gentlemen:

         As you know, Redline and GunnAllen have entered into an agency agreement dated March 1, 2001, as amended, (the "Agreement") pursuant to which GunnAllen is acting as Redline's agent in the sale of units of preferred stock and warrants in the Offering, as that term is defined in the Agreement, pursuant to a Confidential Private Placement Memorandum dated March 20, 2001 (the "Memorandum"). The Memorandum provides that the Offering will terminate on the date 90 days from the date of the Memorandum (which was on June 18, 2001), subject to up to two 30-day extensions. Redline and GunnAllen previously agreed to extend the term of the Offering and the Agreement through and including August 17, 2001. The Agreement and the Offering will expire by their terms on August 18, 2001 unless extended.

         Redline and GunnAllen are committed to their collective capital-raising efforts and hereby agree to extend the term of the Agreement and of the Offering for an additional 60 days, through and including October 16, 2001. Either party may terminate the Agreement upon 15 days' written notice. Redline and GunnAllen agree to provide each investor purchasing Units in the Offering after August 17, 2001 with a supplement to the Memorandum. In addition, Redline and GunnAllen agree that GunnAllen's engagement by Redline will be on a non-exclusive basis for the remainder of the term of the Offering and the Agreement. Redline may engage the services of one or more additional agents to assist Redline in the sale of its securities and may accept investments from investors regardless of whether such sales were completed with the assistance of any sales agent. Any such engagement or investment will be completed without compensation to GunnAllen. This letter amends the terms of the Agreement and will be referred to as amendment number three to the Agreement.



/s/ Kent Harle
--------------------------------------------
Kent Harle, President
Redline:  Redline Performance Products, Inc.



Agreed to and accepted:

GunnAllen:  GunnAllen Financial, Inc.

By:  /s/ Richard A. Frueh
    ----------------------------------------
  Its:  CEO
        ------------------------------------

                       Redline Performance Products, Inc.
                                2520 Fortune Way
                                 Vista, CA 92083

October 16, 2001



GunnAllen Financial, Inc.
1715 North Westshore Boulevard., Suite 700
Tampa, Florida 33607

Gentlemen:

         As you know, Redline and GunnAllen have entered into an agency agreement dated March 1, 2001, as amended, (the "Agreement") pursuant to which GunnAllen is acting as Redline's agent in the sale of units of preferred stock and warrants in the Offering, as that term is defined in the Agreement, pursuant to a Confidential Private Placement Memorandum dated March 20, 2001 (the "Memorandum"). The Memorandum provides that the Offering will terminate on the date 90 days from the date of the Memorandum (which was on June 18, 2001), subject to up to two 30-day extensions. Redline and GunnAllen previously agreed to extend the term of the Offering and the Agreement through and including October 16, 2001. The Agreement and the Offering will expire by their terms on October 16, 2001 unless extended.

         Redline and GunnAllen are committed to their collective capital-raising efforts and hereby agree to extend the term of the Agreement and of the Offering for an additional 60 days, through and including December 15, 2001. Redline and GunnAllen agree to provide each investor purchasing Units in the Offering after October 16, 2001 with Supplement No. 2 to the Memorandum, which will supercede and replace Supplement No. 1. This letter amends the terms of the Agreement and will be referred to as amendment number four to the Agreement.



/s/ Kent Harle
--------------------------------------------
Kent Harle, President
Redline:  Redline Performance Products, Inc.



Agreed to and accepted:

GunnAllen: GunnAllen Financial, Inc.

By:  /s/ Howard Davis
    ----------------------------------------
  Its:   Executive V.P.
       -------------------------------------

                       Redline Performance Products, Inc.
                                2510 Commerce Way
                                 Vista, CA 92083

March 6, 2002



GunnAllen Financial, Inc.
1715 North Westshore Boulevard., Suite 700
Tampa, Florida 33607

Gentlemen:

         As you know, Redline and GunnAllen have entered into an agency agreement dated March 1, 2001, as amended, (the "Agreement") pursuant to which GunnAllen is acting as Redline's agent in the sale of units of preferred stock and warrants in the Offering, as that term is defined in the Agreement, pursuant to a Confidential Private Placement Memorandum dated March 20, 2001 (the "Memorandum"). The Memorandum provides that the Offering was to terminate on the date 90 days from the date of the Memorandum (which was on June 18, 2001), subject to up to two 30-day extensions. Redline and GunnAllen previously agreed to extend the term of the Offering and the Agreement through and including October 16, 2001, and then again to December 15, 2001. The Agreement and the Offering expired by their terms on December 15, 2001.

         Redline and GunnAllen are committed to their collective capital-raising efforts and hereby agree, effective December 15, 2001, to extend the term of the Agreement and of the Offering through and including May 31, 2002. Until an updated Memorandum is completed, Redline and GunnAllen agree to provide each investor purchasing Units in the Offering after December 15, 2001 with Supplement No. 3 to the Memorandum, which will supercede and replace Supplement Nos. 1 and 2. Thereafter, Redline and GunnAllen will provide each investor purchasing Units in the Offering with the updated Memorandum. This letter amends the terms of the Agreement and will be referred to as amendment number five to the Agreement.

/s/ Kent Harle
--------------------------------------------
Kent Harle, President
Redline: Redline Performance Products, Inc.

Agreed to and accepted by:

GunnAllen: GunnAllen Financial, Inc.

By:  /s/ Howard A. Davis
    ----------------------------------------
  Its:  Executive Vice President
       -------------------------------------